Exhibit 10.1

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of March 2, 2010 between ALLIED CAPITAL CORPORATION, a corporation organized under the laws of the State of Maryland (the “Borrower”), the “Lenders” party hereto, and JPMORGAN CHASE BANK, N.A. in its capacity as Administrative Agent under the Credit Agreement referred to below.

Borrower, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), are parties to a Second Amended and Restated Credit Agreement dated as of January 29, 2010 (as modified and supplemented and in effect from time to time, the “Credit Agreement”). The Borrower and the Lenders party hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Definitions. Section 1.1 of the Credit Agreement shall be amended by adding the following definitions in the appropriate alphabetical location:

“Applicable Cash Floor” means (i) with respect to any determination date occurring prior to April 30, 2010, $125,000,000.00, and (ii) with respect to any determination date occurring on or after April 30, 2010, $100,000,000.00; provided that, notwithstanding the foregoing, with respect to any determination date occurring following the consummation of the Ares Acquisition, “Applicable Cash Floor” shall mean $0.00.

“Applicable Prepayment Percentage” means, at any time prior to the consummation of the Ares Acquisition, 75%, and at any time on and after the date of the consummation of the Ares Acquisition, 100%; provided that, notwithstanding the foregoing, if an Event of Default has occurred and is continuing, and without limiting any other rights of the Lenders, the Applicable Prepayment Percentage will mean 100%.

“Principal Collection” means the aggregate amount of any cash or cash equivalents received by the Borrower or any of its Consolidated Subsidiaries in respect of any repayment (or return) of principal on any Investment in a Portfolio Company, and which does not otherwise constitute proceeds of a Disposition.

2.03.	Mandatory Prepayments.

(a) Paragraphs (i) and (iv) of Section 2.5(b) of the Credit Agreement are hereby amended to read in their entirety as follows:

“(i) Asset Dispositions. If Borrower or any of its Consolidated Subsidiaries Disposes of any assets which results in the realization of Net Proceeds, Borrower shall prepay the Loans within three (3) Business Days of receipt of such Net Proceeds in an amount equal to the greater of (A) the Applicable Prepayment Percentage of the Net Proceeds of such Disposition and (B) such amount as shall be necessary so that no Borrowing Base Deficiency would exist immediately after giving effect to such Disposition and such prepayment of the Loans.”

“(iv) Monthly Cash Sweep. Within five (5) Business Days of the end of each calendar month, Borrower shall prepay the Loans in the amount, if any, by which Borrower’s unrestricted Cash and Cash Equivalents, determined as of the last Business Day of such calendar month after giving effect to any amounts to be applied to repay the Loans in accordance with paragraph (vii) below, exceeds the Applicable Cash Floor.”

(b) Section 2.5(b) of the Credit Agreement is hereby amended by adding the following new paragraph (vii) to the end of such Section:

“(vii) Principal Collections. The Borrower shall (A) within five (5) Business Days of the 15th day of each month, prepay the Loans in an amount equal to the Applicable Prepayment Percentage of all Principal Collections received from the first day of such month through such 15th day as to which a prepayment has not yet been made under this paragraph and (B) within five (5) Business Days of the last day of each month, prepay the Loans in an amount equal to the Applicable Prepayment Percentage of all Principal Collections received from such 15th day through such last day as to which a prepayment has not yet been made under this paragraph.”

2.04. Restricted Payments. Section 9.4 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of such Section:

“Notwithstanding the foregoing, upon receipt of the requisite stockholder approval in respect of the Ares Acquisition, the Borrower may declare, and upon consummation of the Ares Acquisition, the Borrower may pay, a one time special cash dividend (payment of which will be contingent on the consummation of the Ares Acquisition) to its stockholders of record as of the date of the special meeting of stockholders at which such approval has been obtained in an aggregate amount not to exceed the lesser of $0.20 per share and $40,000,000; provided that no Default or Event of Default has occurred and is continuing or would result therefrom.”

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that (a) the representations and warranties set forth in Section 6 of the Credit Agreement are true and complete on the date hereof in all material respects as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date) provided that references to publically disclosed materials in Section 6 shall include the Borrower’s Form 10-K for the fiscal year ending December 31, 2009 filed prior to the date hereof, and as if each reference in said Section 6 to “this Agreement” included reference to this Amendment No. 1 and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a) Execution. The Administrative Agent shall have received counterparts of this Amendment No. 1 executed by the Borrower and Lenders party to the Credit Agreement constituting the Requisite Lenders.

(b) Expenses. Payment of all fees, charges and disbursements of counsel to Administrative Agent to the extent invoiced in connection with the preparation of this Amendment No. 1.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. In connection with any repayment in full of any Investment, so long as no Event of Default has occurred and is continuing, the Administrative Agent agrees that application of the principal proceeds thereof in accordance with paragraph (vii) of Section 2.5(b), as amended hereby, shall satisfy the certification requirement set forth in Section 3.4(b)(i)(B) of the Intercreditor Agreement. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER

ALLIED CAPITAL CORPORATION

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

LENDERS

JPMORGAN CHASE BANK, N.A.,

as a Lender

By:/s/ Richard J. Poworoznek
Name: Richard J. Poworoznek
Title: Executive Director

JPMorgan Chase Bank, N.A.

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:/s/ Richard J. Poworoznek
Name: Richard J. Poworoznek
Title: Executive Director

JPMorgan Chase Bank, N.A.